SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12
TOLLGRADE COMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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TOLLGRADE COMMUNICATIONS, INC.
493 NIXON ROAD, CHESWICK, PENNSYLVANIA 15024

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 5, 2005

To The Shareholders of Tollgrade Communications, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of TOLLGRADE COMMUNICATIONS, INC. (the “Company”) will be held in at the Syria Shrine Center, 1877 Shriners Way, Cheswick, Pennsylvania, on Thursday, May 5, 2005 at 3:00 p.m., local time, for the purpose of considering and acting upon the following:

(1)	The election of three directors to serve for three-year terms or until their respective successors shall have been elected and shall have qualified;

(2)	Ratification of the appointment of PricewaterhouseCoopers, LLP as the Company’s independent auditors for fiscal year 2005; and

(3)	Such other matters as may properly be brought before the annual meeting or any postponement or adjournment of the annual meeting.

     The Board of Directors has fixed the close of business on March 4, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any postponement or adjournment of the annual meeting. Enclosed you will find a proxy card, which should be completed and returned in order to vote all Common Stock held by you. A copy of the Company’s 2004 Annual Report on Form 10-K is also enclosed. You are cordially invited to attend the annual meeting of shareholders.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM IS ASSURED AT THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By Order of the Board of Directors,

Sara M. Antol
General Counsel and Corporate Secretary

March 8, 2005

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
PROPOSAL NO. 1
ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
REPORT OF THE AUDIT COMMITTEE
COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
OPTIONS GRANTED IN 2004
OPTION EXERCISES AND VALUES
AGGREGATED OPTION EXERCISES IN 2004 AND FISCAL YEAR-END OPTION VALUES
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
AGREEMENTS WITH NAMED EXECUTIVE OFFICERS
CHANGE IN CONTROL AGREEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SHAREHOLDER RETURN PERFORMANCE GRAPH
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT ACCOUNTANTS
OTHER BUSINESS
SHAREHOLDER PROPOSALS

TOLLGRADE COMMUNICATIONS, INC.
Cheswick, Pennsylvania 15024

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
May 5, 2005

The solicitation of the proxy or proxies enclosed with this proxy statement is made on behalf of the Board of Directors of Tollgrade Communications, Inc. (the “Company”), 493 Nixon Road, Cheswick, Pennsylvania 15024, for use at the annual meeting of shareholders (the “Annual Meeting”) to be held on May 5, 2005 at 3:00 p.m., at the Syria Shrine Center, 1877 Shriners Way, Cheswick, Pennsylvania. It is expected that this proxy statement, the accompanying notice of annual meeting, the proxy cards and the Company’s Annual Report on Form 10-K will be mailed to shareholders on or about March 28, 2005. At the Annual Meeting, the shareholders of the Company will be asked to consider and vote upon the following:

(1)	The election of three directors to serve for three-year terms or until their respective successors shall have been elected and shall have qualified;

(2)	Ratification of the appointment of PricewaterhouseCoopers, LLP as the Company’s independent auditors for fiscal year 2005; and

(3)	Such other matters as may properly be brought before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

GENERAL INFORMATION

Record Date

The Board of Directors of the Company has fixed the close of business on March 4, 2005 as the record date for determining those shareholders entitled to notice of, and to vote on, all matters that may properly come before the Annual Meeting (the “Record Date”). As of the Record Date, the Company had 13,622,940 issued and outstanding shares of common stock, par value $0.20 (the “Common Stock”). Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share of the Company’s Common Stock held on all matters submitted to the shareholders. Under the Company’s Amended and Restated Articles of Incorporation, shareholders do not have cumulative voting rights in the election of directors.

Quorum

To conduct business at the Annual Meeting, a quorum must be present. The presence in person or by proxy of shareholders entitled to cast at least a majority of all votes entitled to be cast at such meeting shall constitute a quorum. Holders of shares of Common Stock present in person or represented by proxy (including holders of shares who abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

Voting of Shares

Shareholders may vote at the Annual Meeting or any postponement or adjournment of the Annual Meeting in person or by proxy. To vote by proxy, you must either (i) complete and mail to the Company the enclosed proxy card in the enclosed envelope, (ii) use the telephone number on the proxy card to submit your proxy telephonically or (iii) visit the website designated on the proxy card to submit your proxy on the Internet. Shares represented by a properly executed and dated proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy. Proxies that are properly executed and dated but which do not contain voting instructions will be voted as recommended by our Board. The proxy holder may vote the proxy in its discretion as to any other matter which may properly come before the Annual Meeting. Unsigned and undated proxies will not be voted.

Abstentions

We will count a properly executed proxy marked “Abstain” as present for purposes of determining whether a quorum is present, but the shares represented by that proxy will not be voted at the Annual Meeting. Because only votes cast on the proposals presented at the Annual Meeting will determine the outcome of any vote on the proposals, if you mark your proxy “Abstain” with respect to any proposal, your proxy will have no effect on such proposal presented at the Annual Meeting.

Broker Non-Votes

If your shares of Common Stock are held by your broker, your broker will vote your shares for you only if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your broker cannot vote your shares of Common Stock without specific instructions from you. Broker non-votes (shares held by a broker as to which the broker does not have the authority to vote on a particular matter) will not be counted as present for purposes of determining the presence of a quorum and will not be voted. Because only votes cast on the proposals presented at the Annual Meeting will determine the outcome of any vote on the proposals, if you do not instruct your broker how to vote, your proxy will have no effect on the proposals .

Voting Shares in Person That Are Held Through Brokers

If your shares of Common Stock are held by your broker or another nominee and you wish to vote those shares in person at the Annual Meeting, you must obtain from the nominee holding your Common Stock a properly executed legal proxy identifying you as a Tollgrade shareholder, authorizing you to act on behalf of the nominee at the Annual Meeting and identifying the number of shares with respect to which the authorization is granted.

Revocation of Proxy

The proxy solicited hereby may be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company, by executing and delivering a proxy bearing a later date, or by attending and voting at the Annual Meeting or any postponement or adjournment thereof. If you have instructed a broker to vote your shares, you must follow your broker’s directions in order to change those instructions.

Expenses of Solicitation

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, in a limited number of instances, officers, directors and regular employees of the Company may, for no additional compensation, solicit proxies in person or by telephone. The Company may also hire a proxy solicitation firm, the costs of which are not determined at this time but which would be paid by the Company.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Amended and Restated By-Laws of the Company provide that the Company’s Board of Directors (the “Board”) is divided into three classes. Each class of directors serves for a three year term, with one class being elected by the Company’s shareholders at each Annual Meeting. Messrs. Barry, Egan and Peterson serve as directors with terms of office expiring at the 2005 Annual Meeting. Messrs. Barnes and Mullins serve as directors with terms of office expiring at the 2006 Annual Meeting. Dr. Heibel and Mr. Kampmeinert serve as directors with terms of office expiring at the 2007 Annual Meeting.

     Three directors will be elected at the Annual Meeting to serve three-year terms expiring on the date of the Annual Meeting of shareholders to be held in 2008 and until their respective successors shall have been elected and qualified. The Nominating Sub-Committee of the Corporate Governance Committee of the Board has recommended to the Board for its nomination, and the Board has nominated, Messrs. Barry, Egan and Peterson as its nominees for election to the Board at the Annual Meeting. Unless otherwise instructed, the persons named in the accompanying proxy will vote, as permitted by the Amended and Restated By-Laws of the Company, to elect Messrs. Barry, Egan and Peterson to the Board of Directors.

     Although it is expected that the nominees of the Board will be available for election, if any of them becomes unable or is unwilling to serve at the time the election occurs, the shares represented by proxies will be voted for the election of a substitute nominee, if any, as shall be designated by the Board upon the recommendation of the Nominating Sub-Committee of the Corporate Governance Committee of the Board.

Vote Required and Board of Directors Recommendation

     Only affirmative votes are counted in the election of directors. The three nominees for election as directors at the Annual Meeting who receive the highest number of votes cast for the election of directors by the holders of the Company’s Common Stock present in person or voting by proxy, a quorum being present, will be elected as directors.

The Board of Directors unanimously recommends a vote “FOR” each of its nominees.

The following table sets forth certain information regarding the nominees and the continuing directors as of the Record Date. Except as otherwise indicated, each nominee and director has held the principal occupation listed or another executive position with the same entity for at least the past five years.

NAME	DIRECTOR SINCE	PRINCIPAL OCCUPATION; OTHER DIRECTORSHIPS; AGE

Nominees for a term expiring in 2008:

Daniel P. Barry	1995	Chairman of the Board of Directors of the Company since 2005; also, private investor; formerly, director of AMSCO International, a manufacturer of medical equipment, from January 1990 until 1996 and Vice Chairman from July 1995 until May 1996; President and Chief Executive Officer of AMSCO from October 1994 until July 1995; and Senior Vice President, Finance and Administration at AMSCO from June 1991 until February 1993; Chairman, Corporate Governance Committee and Nominating Sub-Committee; Age 57.

David S. Egan	1998	Chief Marketing Officer, ReedSmith LLP, a law firm, since January 2002; prior thereto, President, Clubcom, Inc., a provider of communication devices to private broadcast networks, from September 2000 until January 2002; prior thereto, Vice President, Blattner Brunner, an advertising firm, from June 2000 until September 2000; prior thereto, President, Egan/St. James, Inc., an advertising firm, from June 1999 until June 2000; prior thereto, President, Ketchum Advertising; Age 48.

Mark B. Peterson	2005	Chief Executive Officer of the Company since January 2005; President of the Company since January 2001; Executive Vice President, Sales and Marketing, of the Company from November 1999 until January 2001; Executive Vice President, Sales, of the Company from October 1997 until November 1999; prior thereto, Testing Application Group product manager (MLT and Switched Access Remote Test Systems (SARTS) product lines) of Lucent Technologies, a manufacturer of communication systems, software and products (formerly AT&T Bell Laboratories), from October 1995 until October 1997; Age 43.

Continuing Directors with a term expiring in 2006:

James J. Barnes	1997	Partner and attorney at ReedSmith LLP, a law firm, since February 2002; prior thereto, shareholder and attorney at Buchanan Ingersoll, PC, a law firm; Chairman, Compensation Committee; Age 43.

Brian C. Mullins	2002	Retired; formerly, Senior Vice President, Chief Financial Officer and Treasurer at SCA North America, Packaging Division, formerly called Tuscarora Incorporated, a

NAME	DIRECTOR SINCE	PRINCIPAL OCCUPATION; OTHER DIRECTORSHIPS; AGE

		manufacturer of protective packaging and material-handling products, since 1976; Chairman, Audit Committee; Age 64.

Continuing directors with a term expiring in 2007:

Richard H. Heibel, M.D.	1996	Chief and Professor of Internal Medicine, Lake Erie College of Osteopathic Medicine of Bradenton, a medical school; formerly, Board-certified cardiologist with the firm Consultants in Cardiology and an original investor in the Company prior to the initial public offering; Chairman, Investment Committee; Age 58.

Robert W. Kampmeinert	1995	Chairman, President, Chief Executive Officer and Director, Parker/Hunter Incorporated, an investment firm; Age 61.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board, which is elected by the shareholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the shareholders. The Board selects the senior management team of the Company, which is charged with the conduct of the Company’s business. The Board acts as an advisor and counselor to senior management and ultimately monitors its performance.

     The operation and mission of the Board is embodied in the Company’s Board Guidelines on Corporate Governance Issues, (the “Guidelines”), a copy of which is available on the Company’s website at www.tollgrade.com. The Guidelines were adopted by the Board to serve as a framework for its oversight responsibilities to the Company. Among other matters, the Guidelines:

•	reinforce that the mission of the Board is to represent the shareholders’ interest in the success of the Company through the Board’s active oversight and monitoring of management;

•	provide that the Board shall consist of at least a majority of “independent” directors;

•	confirm that the Board shall maintain standing committees including an Audit Committee, Compensation Committee, Corporate Governance Committee, Investment Committee, Nominating Sub-Committee of the Corporate Governance Committee, and that each of such committees will consist solely of independent directors;

•	provide for an annual evaluation by the Corporate Governance Committee of the performance and procedures of the Board, with the goal of increasing the effectiveness of the Board; and

•	provide that the independent members of the Board shall conduct executive sessions without the presence of any employees of the Company at least two times each year.

To aid its oversight of the Company’s management and employees, and to comply with recently enacted SEC rules and Nasdaq listing standards, the Board has adopted several codes of conduct designed to enumerate the Board’s expectations for the conduct of the Company’s employees in carrying out the mission of the Company.

•	The Company’s Code of Ethics for Senior Executive and Financial Officers (the “Code of Ethics”), to which the Company’s Chief Executive Officer, Chief Financial Officer, Controller, and any other senior executive or financial officers performing similar functions are subject, requires that such individuals carry out their jobs in an honest and ethical manner, in compliance with laws, avoiding conflicts of interest, while implementing and maintaining the Company’s public communication and disclosure reporting systems. The Code of Ethics constitutes a “code of ethics” within the meaning of Item 406 of the SEC’s Regulation S-K. A copy of the Code of Ethics is available on the Company’s website at www.tollgrade.com.

•	The Company has also adopted a Code of Business Conduct and Ethics (the “Code of Business Conduct”) applicable to all directors and employees of the Company, including those subject to the Company’s Code of Ethics. The Code of Business Conduct covers issues generally applicable to all of the Company’s employees, such as the duty to conduct the Company’s business honestly and ethically; avoidance of conflicts of interest; compliance with all laws; the prohibition on insider trading; the prohibition on loans to the Company’s executive officers and directors; and the duty to protect the Company’s confidential information. The Code of Business Conduct obligates directors and employees to report any conduct that they believe in good faith to be apparent violations of the Code. All employees, without exception, are required to read and certify their continued compliance with the Code of Business Conduct. A copy of the Code of Business Conduct, which is a “code of conduct” as required by Nasdaq listing standards, is available on the Company’s website at www.tollgrade.com.

In addition to the compliance reporting mechanisms set forth in the Code of Business Conduct, the Audit Committee of the Board has also implemented, in accordance with SEC rules and Nasdaq listing standards, procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, including a mechanism for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

Communications With Directors

In order to provide the Company’s shareholders and other stakeholders with a direct and open means of communication to the Board, the Board has adopted the following procedures for communicating with Directors:

•	Shareholders and other interested persons may communicate with the chairpersons of the Company’s Corporate Governance Committee, Nominating Sub-Committee of the Corporate Governance Committee, Audit Committee or Compensation Committee or with the non-management directors of Company as a group by sending an e-mail to investor_relations@tollgrade.com or by mail to Investor Relations Department, Tollgrade Communications, Inc., 493 Nixon Road, Cheswick, PA 15024. The correspondence should specify which of the foregoing is the intended recipient.

•	All communications received in accordance with these procedures will be reviewed initially by the Company’s Investor Relations Department. The Investor Relations Department will relay all such communications to the appropriate director or directors unless the Investor Relations Department determines that the communication:

•	does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees;

•	relates to routine or insignificant matters that do not warrant the attention of the Board;

•	is an advertisement or other commercial solicitation or communication;

•	is frivolous or offensive; or

•	is otherwise inappropriate for delivery to directors.

•	The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Company’s Investor Relations Department and only in accordance with the Company’s policies and procedures and applicable laws and regulations relating to the disclosure of information.

•	The Company’s Investor Relations Department will retain copies of all communications received pursuant to these procedures for a period of at least one year.

•	The Corporate Governance Committee will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes to the Board.

Functioning of the Board of Directors

It is the general policy of the Company that all major decisions are considered by the Board as a whole. As a result, the committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a publicly-held company. Currently, there are four standing committees of the Board: the Compensation Committee; the Corporate Governance Committee; the Investment Committee; and the Audit Committee. In addition, there is one standing sub-committee, the Nominating Sub-Committee of the Corporate Governance Committee. The members and chairs of each of these committees and sub-committees are selected by the Board upon the recommendation of the Nominating Sub-Committee.

     The Board has determined that Dr. Heibel and Messrs. Barnes, Barry, Egan, Kampmeinert and Mullins are “independent directors” as that term is defined by Rule 4200 of the Nasdaq listing standards.

     The Company’s Board of Directors met six times during 2004. All directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board of which they were members held during 2004. It is expected that all directors attend the annual meetings of shareholders. All of the Company’s directors who served on the Board of Directors at that time were present at the 2004 Annual Meeting.

Committees of the Board of Directors

     The Compensation Committee reviews and makes recommendations to the Board on salary, incentive compensation practices and benefit programs for the compensation of the Chief Executive Officer and other key employees, and recommends to the Board the amount and method of compensation of the Board members. The Chairman of the Compensation Committee is Mr. Barnes, and the other members of the Compensation Committee are Dr. Heibel and Mr. Barry. Each member of the Compensation Committee is an “independent director” as defined by Nasdaq listing standards and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee held five meetings in 2004.

     The Corporate Governance Committee is charged with, among other things, reviewing and supervising issues of corporate governance and director qualification and independence. The Chairman of the Corporate Governance Committee is Mr. Barry, and the other members of the Corporate Governance Committee are Dr. Heibel and Messrs. Barnes, Egan, Kampmeinert and Mullins. The Corporate Governance Committee held four meetings in 2004.

     The Nominating Sub-Committee of the Corporate Governance Committee was created by resolution of the Board to make recommendations to it for Board nominees. The Board has adopted a charter for the Nominating Sub-Committee of the Corporate Governance Committee, a copy of which can be found on the Company’s website at www.tollgrade.com.

     The charter of the Nominating Sub-Committee provides that the members of the Sub-Committee shall be the current members of the Corporate Governance Committee who are “independent” as defined by applicable SEC rules and Nasdaq listing standards. The Chairman of the Nominating Sub-Committee is Mr. Barry, and the other members of the Nominating Sub-Committee are Dr. Heibel and Mr. Barry, each of whom the Board has determined to be “independent” under the applicable Nasdaq listing standards. The Nominating Sub-Committee held one meeting in 2004.

     The primary function of the Nominating Sub-Committee under its charter is to identify and recommend to the Board individuals for its nomination for election as directors of the Company. The charter provides that, to fulfill its duties and responsibilities, the Nominating Sub-Committee must:

•	select and recommend to the Board director nominees for election at each annual meeting of shareholders, as well as director nominees to fill vacancies arising between annual meetings of shareholders;

•	if deemed necessary, select and retain an executive search firm to identify qualified candidates to serve as members of the Board, considering effectiveness, responsiveness and other relevant factors, and approve the fees and other compensation to be paid to the executive search firm;

•	determine requirements for, and means of, director orientation and training; and

•	review the charter of the Sub-Committee and assess the performance of the members of the Sub-Committee at least annually and recommend updates and changes to the Board as warranted.

The Nominating Sub-Committee has adopted position specifications applicable to members of the Board, and individuals recommended for nomination to the Board by the Nominating Sub-Committee must meet the qualifications set forth in these position specifications, a copy of which is available on the Company’s website at www.tollgrade.com. The specifications provide that a candidate for director should:

•	have a reputation for industry, integrity, honesty, candor, fairness and discretion;

•	be an acknowledged expert in his or her chosen field of endeavor, which area of expertise should have some relevance to the Company’s business;

•	be knowledgeable, or be willing and able to become so quickly, in the critical aspects of the Company’s business and operations; and

•	be experienced and skillful in serving as a competent overseer of, and trusted advisor to, senior management of a corporation.

Among the areas of expertise that the Nominating Sub-Committee seeks in its recommended nominees for the Board are backgrounds in: accounting and finance; telecommunications; international business; investment banking; leadership; business and management; strategic planning; investor relations; executive leadership development; and executive compensation. The Nominating Sub-Committee reviews both newly recommended individuals and incumbent directors against (i) the position specifications applicable to members of the Board, (ii) the relevant independence standards, and (iii) other intangible characteristics, such as perceived abilities of an individual that will increase the quality and knowledge of the Board and/or its committees, and recommends suitable candidates to the Board based upon these criteria.

     The policy of the Nominating Sub-Committee regarding the consideration of director candidates recommended by its shareholders is that the Sub-Committee will consider such candidates on the same basis that it considers its own recommended candidates. Any such recommendations should be communicated to the chairperson of the Nominating Sub-Committee in the manner described above under the subsection entitled “Communications With Directors” and should be accompanied by the same types of information as are required under the Company’s Amended and Restated By-laws for shareholder nominees.

     The Company’s Amended and Restated By-laws provide that nominations of individuals for election to the Board may be made at any meeting of shareholders by or at the direction of the Board or by any shareholder entitled to vote for the election of members of the Board at the meeting. In order to make a nomination, a shareholder must have provided timely notice in writing to the Secretary of the Company, and any nominee should meet the qualifications established by the Nominating Sub-Committee in the Company’s most recent proxy statement. To be timely, a shareholder’s notice must be delivered to the Secretary between the close of business on the 60th day and 120th day prior to the first anniversary of the date of the proxy statement for the annual meeting of the Company for the preceding year; provided, however, that if the date of an annual meeting is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, or in the case of a special meeting of shareholders, such notice will be timely if it is delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of (i) the 90th day prior to such meeting, and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Delivery of a notice to the Chairperson of the Nominating Sub-Committee pursuant to the terms of this proxy statement shall constitute delivery of the same to the Secretary of the Company under its Amended and Restated By-laws.

     The notice given by a shareholder must contain: (a) all information regarding the shareholder’s proposed nominee that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), along with a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (b) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice; and (c) with respect to both the shareholder giving the notice and the beneficial owner, if any, on whose behalf that nomination is made, the name and address of each as they appear on the Company’s books and the class and number of shares of the Company’s stock which are owned beneficially and of record by each.

     The Investment Committee of the Board is responsible for overseeing the management of the Company’s investments. The members of the Investment Committee are Dr. Heibel and Messrs. Egan and Mullins. The Investment Committee met once in 2004.

     The Audit Committee of the Board engages the independent public accountants to audit the financial statements of the Company, reviews the proposed scope and results of the audit, reviews the scope, adequacy and results of the Company’s internal audit and control procedures, reviews the annual financial statements and reviews whether non-audit services provided by the independent registered public accounting firm affect the accountants’ independence. The Audit Committee Charter was adopted by the Board of Directors on August 27, 1996 and was revised in July 1999, October 2000, October 2001, and October 2003. Additional amendments to the Charter were proposed by the Committee and formally adopted by the Board on January 21, 2004. A copy of the Audit Committee Charter can be found on the Company’s website at www.tollgrade.com.

     The Chair of the Audit Committee is Mr. Mullins, and the other members of the Audit Committee are Dr. Heibel and Mr. Barry. The Board has determined that each of the members of the Audit Committee is “independent” as that term is defined by both Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Nasdaq listing standards.

     The Board has also determined that each of Messrs. Barry and Mullins is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K of the Securities and Exchange Commission.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Committee”) is composed of three directors, each of whom is “independent” as defined by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Nasdaq listing standards. The Committee operates under a written Audit Committee Charter (the “Charter”) adopted by the Board of Directors. The Charter was last reviewed and revised by the Board on January 21, 2004, a copy of which was filed as an exhibit to the Company’s 2004 proxy statement.

     Management is responsible for internal controls, the financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee is charged with the duty to monitor and oversee these processes.

     Pursuant to the Charter, the primary responsibilities of the Committee are to assure the directors, regulators and shareholders that the Company’s business controls are adequate and effective, that the Company’s financial accounting and reporting practices are of the highest quality and that the Company is complying with applicable rules and regulations relating thereto. In this regard, the Charter charges the Committee with the responsibility of overseeing the activities of the Company’s outside auditors as they relate to the preparation and issuance of audit reports and related work. The Committee has sole authority to select, determine the compensation paid to, and replace the Company’s outside auditors. The Committee must pre-approve all audit and permitted non-audit services to be performed by the auditor.

     The Charter further provides that the Committee shall always consist of no less than three members, all of whom must be independent directors. If at any time a member of the Committee is no longer independent, or if the resignation of a Committee member or any other event leaves the Committee with fewer than three members, it is expected that the Board will replace the non-independent or departed director in a timely fashion.

     The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Charter. To carry out its responsibilities, the Committee met sixteen times during fiscal year 2004.

     The Committee met with both management and the Company’s outside independent auditors, PricewaterhouseCoopers LLP (“PwC”), to review and discuss the Company’s 2004 year-end financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Committee’s review included discussion with PwC of matters that are required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Committee received the written disclosures and the letter from PwC as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with PwC matters relating to PwC’s independence. PwC informed the Committee that it was independent with respect to the Company within the regulations promulgated by the Securities and Exchange Commission and the requirements of the Independence Standards Board. The Committee also considered whether the non-audit consulting services provided by PwC could have impaired its independence and concluded that the provision of such services had not and has not impaired PwC’s independence.

     On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

     During the past twelve months, the Company has undertaken a detailed review of all of its processes and procedures that affect its accounting systems and financial reports as required by Section 404 of the Sarbanes-Oxley Act of 2002. This undertaking involved a detailed review and documentation of these processes and procedures and subsequent testing of each of them. The work was managed and carried out by the Company’s Regulatory Compliance Officer, who reports directly to the Audit Committee Chairman and is independent of the Company’s executive and financial officers. The Regulatory Compliance Officer engaged independent outside experts to assist with this work in certain accounting and information technology areas.

     The Regulatory Compliance Officer met frequently with management and the Audit Committee to review the progress and results of the review, documentation and testing. To the extent that any deficiencies in controls were found, steps were taken to remediate and retest them. Upon completion of the internal process, the Company’s independent auditors conducted an extensive review of the documentation of each process and independently tested the operation of each.

     In addition, the Committee discussed with management their assessment of the effectiveness of the Company’s internal controls over financial reporting, and discussed with representatives of the Company’s independent auditors their opinion as to management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and their opinion as to the effectiveness of the Company’s internal controls over financial reporting. Finally, the Committee discussed with representatives of the Company’s independent auditors any deficiencies in the Company’s internal controls over financial reporting identified as a results of the firm’s audit of the Company’s internal controls. The independent auditors did not find any material weaknesses in the Company’s internal controls as of December 31, 2004, and the report of the independent auditors is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Members of the Audit Committee:

     Brian C. Mullins, Chairman

     Richard H. Heibel, M.D.

     Daniel P. Barry

THE FOREGOING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED TO BE FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN AND SHALL NOT OTHERWISE BE DEEMED TO BE FILED UNDER SUCH ACTS.

Compensation of Directors

Non-employee directors receive an annual retainer of $12,000, a fee of $1,000 for attendance at each Board meeting and a fee of $750 for attendance at each committee meeting. Further, chairpersons of Board committees receive an additional annual retainer of $4,000.

     Pursuant to amendments to the Company’s 1995 Long-Term Incentive Compensation Plan, the Board is permitted to make grants and awards under the 1995 Plan from time to time to non-employee directors. In July 2003, the Board adopted a policy regarding stock option grants to directors, pursuant to which 5,000 non-qualified stock options are granted in December of each year to each of the non-employee directors, unless otherwise determined by the Board.

     During 2004, the Board made non-qualified stock option grants pursuant to this policy under the Company’s 1995 Long-Term Incentive Compensation Plan in the amount of 5,000 shares of Common Stock to each of its non-employee directors: James J. Barnes; Daniel P. Barry; David S. Egan; Dr. Richard H. Heibel; Robert W. Kampmeinert; and Brian C. Mullins. These option grants were made with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant, were immediately exercisable and remain outstanding for a period of ten years. If a non-employee director ceases to be a director for any reason other than resignation, removal for cause or death, then the options are exercisable for a period of one year from the date the non-employee director ceases to be a director or the expiration date of such options, whichever is shorter.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain information regarding compensation received in all capacities by the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the “Named Executive Officers”) who were serving as executive officers as of December 31, 2004.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation Awards
						Securities
					Restricted Stock	Underlying	All Other
Name/Principal Position	Year	Salary ($)	Bonus ($)		Awards ($)	Options(#)	Compensation ($)
Christian L. Allison,	2004	$276,846	- - - -		- - - -	- - - -	- - - -
Chief Executive	2003	$212,200	$13,485	(2)	- - - -	- - - -	- - - -
Officer(1)	2002	$241,177	- - - -		- - - -	- - - -	- - - -

Carol M. Franklin,	2004	$175,077	- - - -		- - - -	- - - -	- - - -
Executive Vice President,	2003	$159,923	$5,708	(2)	- - - -	- - - -	- - - -
Research and Development	2002	$150,000	- - - -		- - - -	6,500	- - - -

Samuel C. Knoch, Chief Financial	2004	$185,842	- - - -		- - - -	- - - -	- - - -
Officer and	2003	$169,125	$8,447	(2)	- - - -	- - - -	- - - -
Treasurer	2002	$169,109	- - - -		- - - -	5,000	- - - -

Mark B. Peterson, Current Chief	2004	$208,012	- - - -		- - - -	- - - -	- - - -
Executive Officer	2003	$202,996	$10,139	(2)	- - - -	- - - -	- - - -
and President	2002	$202,977	- - - -		- - - -	10,000	- - - -

Gregory L. Quiggle,	2004	$230,564	- - - -		- - - -	- - - -	- - - -
Executive Vice	2003	$225,004	$11,238	(2)	- - - -	- - - -	- - - -
President, Marketing	2002	$225,004	- - - -		- - - -	1,500	- - - -

(1)	Effective January 18, 2005, Mr. Allison retired as the Company’s Chief Executive Officer, and was replaced in that position by Mark B. Peterson.

(2)	Represents a discretionary bonus paid under the Management Incentive Compensation Plan. Bonus was paid in 2004, based on 2003 performance.

OPTIONS GRANTED IN 2004

No stock options were granted during the fiscal year ended December 31, 2004 to the Named Executive Officers.

OPTION EXERCISES AND VALUES

The following table sets forth certain information concerning exercises of stock options during the fiscal year ended December 31, 2004 by each of the Named Executive Officers and the value of unexercised options held by each of the Named Executive Officers on December 31, 2004.

AGGREGATED OPTION EXERCISES IN 2004 AND FISCAL YEAR-END OPTION VALUES

			Number Of Securities		Value Of Unexercised
			Underlying Unexercised		In-The-Money Options
			Options at 12-31-04		at 12-31-04 (#) (2)
	Shares Acquired At	Value Realized ($)
Name	Exercise (#)	(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Christian L. Allison	0	0	266,054	0	$749,311	$0.00

Carol M. Franklin	0	0	21,500	0	$4,133	$0.00

Samuel C. Knoch	0	0	68,000	0	$188,153	$0.00

Mark B. Peterson	0	0	60,000	0	$96,433	$0.00

Gregory L. Quiggle	0	0	56,500	0	$4,133	$0.00

(1)	The value realized is the difference between the aggregate fair market value of the shares acquired upon exercise and the aggregate exercise price.

(2)	The value of unexercised in-the-money stock options is the difference between aggregate fair market value of shares covered by stock options with an exercise price less than fair market value at December 31, 2004 ($12.24) and the aggregate exercise price of such stock options (exercise prices range from $6.00 to $55.8985).

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The primary function of the Compensation Committee (the “Committee”) is to assist the Board of Directors of the Company in ensuring that the officers and management personnel of the Company are effectively compensated in terms of salaries and other benefits which are externally competitive and advance the long-term interests of the Company’s shareholders. The Committee’s primary means of achieving this purpose is its administration of the Company’s compensation program for executive officers. The Committee is comprised of non-employee directors, all of whom have been determined by the Board of Directors to be “independent” under relevant SEC rules and Nasdaq listing standards.

Compensation Philosophy

The Company’s compensation philosophy is designed to attract and retain key employees of outstanding ability, including executive officers, to motivate employees to perform to the full extent of their abilities, to ensure that compensation is competitive with other leading companies in the Company’s industry and with companies of similar size, to reward employees for corporate, group and individual performance and to align the compensation of executive officers with the creation of long-term shareholder value. From time to time, the Committee has utilized the services of independent compensation consultants to assist it in development of an overall compensation strategy.

Compensation Of Executive Officers

Base Salary

The Company’s compensation program for 2004 consisted of base salary and an opportunity for payment of a bonus under the Company’s Management Incentive Compensation Plan (the “MICP”). In determining executive officer base salaries for 2004, the Committee took into account such factors as competitive industry salaries, the contribution and experience of each particular officer and the recommendations of Chris Allison, the Company’s former Chief Executive Officer. The 2004 salaries for the Named Executive Officers listed in the proxy statement were approved by the Compensation Committee. In establishing the salaries for those Named Executive Officers, the Committee applied the above criteria and also considered the recommendations of Mr. Allison. The 2004 salaries for other executive officers not listed in the Summary Compensation Table in this proxy statement were determined by Mr. Allison utilizing performance-based criteria, again taking into account such factors as competitive industry salaries and the contribution and experience of the particular officer.

Bonuses

The Committee also administers the Company’s MICP. The MICP applies to the Chief Executive Officer and all other executive officers. The objectives of the MICP are to: (i) increase the growth and profitability of the Company in a manner which is consistent with the goals of the Company, its shareholders and its employees; (ii) provide executive compensation which is competitive with other high-tech companies and provide the potential for payment of meaningful cash awards; (iii) attract and retain personnel of outstanding ability and encourage excellence in the performance of individual responsibilities; and (iv) motivate and reward those members of management who contribute to the success of the Company. Awards made under the MICP are based upon certain Company performance objectives, taking into account the effect of the aggregate bonus payment. Individual awards are based 80% on the achievement of Company financial goals and 20% on the achievement of individual goals. All eligible employees are provided with a group designation, which determines the percentage of their base salary to be paid as a bonus, provided the performance objectives are met. Under the MICP, if the Company exceeds its stated operating income goal for the fiscal year and other requirements are met, eligible employees are awarded up to 110% of the amount ascribed to them individually by designation.

     Because the Company did not meet its stated operating income goal for 2004, no bonuses were paid to any employees under the MICP for 2004 performance.

Long-Term Incentive Compensation

Long-term incentive compensation is provided to executive officers through the Company’s 1995 Long-Term Incentive Compensation Plan (the “Plan”). Under the Plan, stock option awards are based upon executive management’s and the Committee’s subjective judgment concerning the responsibilities of the individual, the nature and value to the Company of his or her services, his or her present and/or potential contribution to the success of the Company and any other factors deemed relevant. Stock option grants are intended to tie the interests of the executive officers and other employees to the long-term performance of the Company. The Compensation Committee believes that such awards provide an effective incentive for the recipients to increase shareholder value over the long term. Information on stock options granted in fiscal year 2004 is contained elsewhere in this Proxy Statement.

Compensation of Chief Executive Officer

Prior to his retirement in January 2005, the compensation program for Mr. Allison for 2004 was comprised of base salary and the opportunity for a bonus payment under the MICP. Although Mr. Allison had an employment agreement which set forth his base salary at $315,000, Mr. Allison had requested that his salary be paid at a reduced rate of $277,000 in 2004, and the Compensation Committee approved and complied with this request. Mr. Allison was not present during the deliberations of or voting by the Compensation Committee on his compensation program. Like all other employees of the Company, Mr. Allison was not awarded a bonus under the MICP based on 2004 performance.

Tax Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), disallows any federal income tax deductions for the Company for compensation paid to the Chief Executive Officer and any of the other four highest compensated executive officers in excess of $1 million each in any taxable year, subject to certain exceptions. One exception involves compensation paid pursuant to shareholder-approved compensation plans that are performance-based. The Plan is structured to permit grants of stock options and certain other awards to be eligible for this performance-based exception (so that compensation upon exercise of such options or receipt of such awards, as the case may be, should be deductible under the Code). Payments of cash compensation to executives (and certain other benefits which could be awarded under the Plan, such as restricted stock) currently are not eligible for this performance-based exception, although the value of such payments and awards, when combined with other includable compensation, is well below the $1 million limit. The Committee has taken and intends to continue to take whatever actions are necessary to minimize the Company’s non-deductible compensation expense, while maintaining, to the extent possible, the flexibility which the Committee believes to be an important element of the Company’s executive compensation program.

Members Of The Compensation Committee:

     James J. Barnes, Chairman

     Daniel P. Barry

     Richard M. Heibel, M.D.

THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN AND SHALL NOT OTHERWISE BE DEEMED TO BE FILED UNDER SUCH ACTS.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Mr. Allison was employed pursuant to an employment agreement with the Company dated December 13, 1995, as later amended (herein, the “Employment Agreement”), which was in effect during all of fiscal year 2004. Effective January 18, 2005, the Employment Agreement was terminated pursuant to an agreement with Mr. Allison which provided for the terms of his retirement and separation from the Company (herein, the “Retirement Agreement”). The Employment Agreement, as amended, provided for a base annual salary of $315,000, with such increases as the Compensation Committee might determine. Mr. Allison was also entitled to receive annual bonuses based upon the achievement of performance objectives established by the Compensation Committee. The Employment Agreement had an initial term of two years and was automatically renewable for successive additional terms of one year, unless terminated by either the Company or Mr. Allison. Mr. Allison asked that his contractual salary be reduced during 2004, and he was paid a salary of $277,000 for 2004. The Employment Agreement also provided for certain severance payments upon termination of employment. Such payments would have varied depending upon whether a “change in control” of the Company (as defined below) had occurred. If, within six months prior to a change in control or three years after a change in control, Mr. Allison’s employment was terminated by the Company for any reason other than “for cause” (as defined in the Employment Agreement), or was terminated by Mr. Allison after a change in control “for good reason”

(as defined in the Employment Agreement), Mr. Allison would have been entitled to a severance payment of three times the sum of (i) Mr. Allison’s annual base salary at the time of termination or change in control plus (ii) the average annual cash award received by Mr. Allison as incentive compensation or bonus for the two calendar years preceding the time of termination or change in control.

     If, absent a change in control, Mr. Allison’s employment had been terminated by the Company for any reason other than for cause, Mr. Allison would have been entitled under the Employment Agreement to a severance payment of two times the sum of (i) Mr. Allison’s annual base salary at the time of termination plus (ii) the average annual cash award received by Mr. Allison as incentive compensation or bonus for the two calendar years preceding the time of termination.

     If Mr. Allison’s employment had been terminated at the end of any term of the Employment Agreement by the Company upon giving notice at least six months prior to the end of the then current term of the Employment Agreement, the Company would have been required to pay to Mr. Allison a severance amount of two times his base salary plus bonus (if no change in control has occurred) or three times his base salary plus bonus (if a change in control has occurred).

     If Mr. Allison’s employment had been terminated by the Company for cause, by Mr. Allison other than for good reason after a change in control, or as a result of Mr. Allison’s death, disability or retirement, no severance payment would have been due under the Employment Agreement.

     The Employment Agreement defined a “change in control” as a determination (which might have been made effective as of a particular date specified by the Board) by the Board that a change in control had occurred or was about to occur. Such a change did not include, however, a restructuring, reorganization, merger or other change in capitalization in which the persons who owned an interest in the Company as of the date of the employment agreement maintained more than a 65% interest in the surviving entity. Regardless of the Board’s vote on the matter, or whether or not the Board voted at all, a change in control would have been deemed to have occurred as of the first day any one or more of the following occurred:

•	any person (other than the person in control of the Company as of the date of the Employment Agreement, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the stock of the Company) became the beneficial owner, directly or indirectly, of securities of the Company representing more than 35% of the combined voting power of the Company’s then outstanding securities; or

•	the shareholders of the Company approved:

(i)	a plan of complete liquidation of the Company; or

(ii)	an agreement for the sale or disposition of all or substantially all of the Company’s assets; or

(iii)	a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 65% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.

However, in no event was a change in control to be deemed to have occurred with respect to the executive if the employee was part of a purchasing group which consummated the change in control transaction.

     On January 17, 2005, the Company entered into the Retirement Agreement with Mr. Allison. Under the terms of the Retirement Agreement, Mr. Allison resigned, effective as of January 18, 2005 (the “Retirement Date”), as a director and executive officer of the of the Company and any and all other positions he held with the Company or its subsidiaries. Mr. Allison’s employment with the Company terminated upon his retirement under the Retirement Agreement.

     Mr. Allison received the following separation payments under the Retirement Agreement: (a) an amount equal to the sum of (i) Mr. Allison’s base salary through the Retirement Date and (ii) any vacation pay and other cash entitlements accrued by Mr. Allison as of the Retirement Date; (b) two times his contractual base salary of $315,000 for a total of $630,000; and (c) a lump sum payment of $75,000. The Company further agreed to pay all premiums on behalf of Mr. Allison to continue medical insurance for his immediate family for the period specified in the Retirement Agreement. Additionally, the Company agreed to continue to indemnify, to the fullest extent permitted by applicable law, and to provide directors’ and officers’ liability insurance, if available in the director’s and officer’s liability insurance market, for the periods specified in the Retirement Agreement for Mr. Allison’s actions taken or omissions occurring at or prior to the Retirement Date. The Company also agreed to pay up to $50,000 of the reasonable fees and expenses of Mr. Allison’s legal counsel incurred in connection with the Retirement Agreement.

     Mr. Allison also was entitled to receive any vested benefits payable to him under the terms of any employee benefit plan or program of the Company in accordance with the terms of such plan or program. Under the terms of the Retirement Agreement and the Company’s 1995 Long-Term Incentive Compensation Plan, all options to acquire shares of the Company’s Common Stock held by Mr. Allison were fully vested as of the Retirement Date and will remain exercisable by Mr. Allison for at least one year following the Retirement Date.

     If any payment or payments made or due to Mr. Allison under the Agreement result in an excise tax being imposed on Mr. Allison pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, or any successor federal tax provision to such section (“Excise Tax”), then the Company will also be obligated to pay to Mr. Allison at the time the subject payment(s) is made an amount (the “Gross-Up Payment”) such that after payment by Mr. Allison of all taxes, including any income taxes and Excise Tax imposed upon the Gross-Up Payment, Mr. Allison retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the subject payment under the Retirement Agreement.

     Under the Retirement Agreement, for a two-year period following the Retirement Date, Mr. Allison agreed to serve as a consultant to the Company as may be reasonably requested by the Company, at the compensation rate of $160.00 per hour. Mr. Allison would not be required to provide more than twenty hours of consulting services in any given calendar month.

CHANGE IN CONTROL AGREEMENTS

The Company has entered into change in control agreements with each of the Named Executive Officers. These agreements are not employment agreements and do not guarantee the continuation of employment for any particular period of time. Each agreement provides for certain severance payments to the Named Executive Officers upon termination of employment as a result of a change in control of the Company. If within six months prior to a change in control or three years after a change in control, a Named Executive Officer’s employment is terminated by the Company other than “for good reason” (as defined in the agreements), that Named Executive Officer is entitled to a severance payment of a maximum of two times the sum of (i) that Named Executive Officer’s annual base salary at the time of the change in control, plus (ii) the average annual cash award received by that Named Executive Officer as incentive compensation or bonus for the two calendar years preceding the time of termination or change in control. As used in these agreements, “change in control” is defined the same way as such term is used in Mr. Allison’s employment agreement as described above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the Company’s fiscal year ended December 31, 2004, the members of the Compensation Committee were Dr. Richard H. Heibel, James J. Barnes and Daniel P. Barry. There were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Company Compensation Committee during the fiscal year ended December 31, 2004.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as to the beneficial ownership of the Company’s Common Stock as of January 15, 2005 by: (i) each director and director nominee; (ii) each of the Named Executive Officers named in the Summary Compensation Table included under the caption “Compensation of Executive Officers” in this proxy statement; (iii) each other person who is known by the Company to beneficially own 5% or more of its Common Stock; and (iv) all current directors and executive officers as a group. The information in the table concerning beneficial ownership is based upon information furnished to the Company by or on behalf of the persons named in the table.

			PERCENTAGE OF
NAME AND ADDRESS OF	AMOUNT AND NATURE OF		COMMON STOCK
BENEFICIAL OWNER (1)	BENEFICIAL OWNERSHIP (2)		OUTSTANDING (3)

Christian L. Allison	288,554	(4)	2%

James J. Barnes	32,300	(4)	*

Daniel P. Barry	55,500	(4)	*

David S. Egan	46,500	(4)	*

Carol M. Franklin	21,500	(4)	*

Richard H. Heibel	203,504	(4)(5)	2%

Robert W. Kampmeinert	78,000	(4)(6)	*

Samuel C. Knoch	68,000	(4)	*

Brian C. Mullins	16,000	(4)	*

Mark B. Peterson	60,000	(4)	*

Gregory L. Quiggle	56,500	(4)	*

All directors and executive officers as a group (24 persons)	1,122,300	(4)	8%

Other Principal Shareholders:

Brown Capital Management, Inc.
1201 N. Calvert Street
Baltimore, MD 21020	2,191,550	(7)	16%

Royce & Associates, LLC
1414 Avenue of the Americas
New York, NY 10019	804,500	(8)	6%

*	Less than 1%

(1)	If not provided above, the address of listed shareholders is c/o Tollgrade Communications, Inc., 493 Nixon Road, Cheswick, Pennsylvania 15024.

(2)	Under regulations of the Securities and Exchange Commission, a person who has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Unless otherwise indicated in the other footnotes below, each person has sole voting power and sole investment power as to all shares listed opposite his name. The inclusion of any shares of stock deemed to be beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)	In computing the percentage ownership of any person, the number of shares outstanding includes 13,622,940 shares of Common Stock outstanding as of January 15, 2005, plus any shares subject to outstanding stock options that were exercisable within 60 days after January 15, 2005, held by the person or persons in question.

(4)	Includes options that were exercisable or exercisable within 60 days after January 15, 2005, issued to the following persons for the following amounts: Christian L. Allison, 266,054; James J. Barnes, 25,000; Daniel P. Barry, 49,000; David S. Egan, 44,000; Carol M. Franklin, 21,500; Dr. Richard H. Heibel, 79,100; Robert W. Kampmeinert, 63,000; Samuel C. Knoch, 68,000; Brian C. Mullins, 15,000; Mark B. Peterson, 60,000; Gregory L. Quiggle, 56,500; and all directors and executive officers as a group, 942,371.

(5)	Includes 43,438 shares held by the spouse of Dr. Heibel, as to which shares Dr. Heibel shares voting and dispositive power.

(6)	Includes 15,000 shares held by Parker/Hunter Incorporated, of which Mr. Kampmeinert is Chairman and Chief Executive Officer; voting and disposition of such shares are administered by a committee of which Mr. Kampmeinert is a member, but by committee charter, Mr. Kampmeinert has no authority to direct the voting or disposition of such shares and disclaims beneficial ownership thereof.

(7)	Information taken solely from the Schedule 13G/A filed with the Commission by Brown Capital Management, Inc. (“BCM”) on February 9, 2005, reflecting ownership of the Company’s Common Stock as of December 31, 2004. The filing reflects that BCM has sole voting power over 989,750 shares and sole dispositive power over 2,191,550 shares.

(8)	Information taken solely from the Schedule 13G filed with the Commission by Royce & Associates, LLC on February 3, 2005, reflecting ownership of the Company’s Common Stock as of December 31, 2004. The filing reflects that Royce & Associates, LLC has sole voting and dispositive power over 804,500 shares.

SHAREHOLDER RETURN PERFORMANCE GRAPH

The following line graph compares percentage changes in the cumulative total return on the Company’s Common Stock against the cumulative total return of the Standard & Poor’s Composite 500 Stock Index and the Nasdaq Telecommunications Index (measured in accordance with the rules of the SEC for the period commencing January 1, 1999 and ending December 31, 2004). The calculation of total cumulative return assumes a $100 investment on January 1, 1999 in the Company’s Common Stock, the Standard & Poor’s Composite 500 and the Nasdaq Telecommunications Index and assumes the reinvestment of dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

Plot points:	Tollgrade	100	211.6	193.3	68	101.6	70.9
	NASDAQ	100	45.6	23.3	10.7	18	19.52
	S&P 500	100	89.86	78.1	59.9	75.68	82.49
		1999	2000	2001	2002	2003	2004

THE FOREGOING SHAREHOLDER RETURN PERFORMANCE GRAPH DOES NOT CONSTITUTE SOLICITING MATERIALS AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN AND SHALL NOT OTHERWISE BE DEEMED TO BE FILED UNDER SUCH ACTS.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and officers, and persons who own more than ten percent of a registered class of the Company’s equity securities (collectively, the “Section 16 Persons”), to file with the Securities and Exchange Commission and Nasdaq initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms which they file. Based solely upon its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that for its fiscal year ended December 31, 2004, the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them, except that Form 4s were inadvertently failed to be filed on a timely basis to report grants of stock options on December 16, 2004 for each of Daniel P. Barry, James J. Barnes, David S. Egan, Richard H. Heibel, Brian C. Mullins and Robert W. Kampmeinert. Those forms were filed on January 25, 2005. In addition, a Form 4 was filed for Richard H. Heibel on May 18, 2004 to reflect an acquisition of stock pursuant to a stock option exercise that occurred on May 10, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Kampmeinert is the Chairman, President, Chief Executive Officer and Director of Parker/Hunter Incorporated, an investment banking firm to which the Company paid fees in the amount of $129,778 for services rendered in 2004.

     Gregory Quiggle was hired by the Company as Executive Vice President of Marketing on August 13, 2001. In connection with the recruitment of Mr. Quiggle, the Company made a loan to Mr. Quiggle in the amount of $210,000 pursuant to a Promissory Note (the “Note”) with interest accruing at 5% per annum. On August 20, 2001, Mr. Quiggle made a payment toward the principal balance of the Note in the amount of $48,000, thereby reducing the outstanding principal balance of the Note to $162,000. Beginning in 2003, Mr. Quiggle has made payments of principal and interest that further reduced the balance of the Note to $156,392 as of December 31, 2004. The remaining outstanding balance of the Note is due and payable on or before the earlier of (i) May 2, 2008, (ii) the date of termination of Mr. Quiggle’s employment with the Company, or (iii) the date that Mr. Quiggle sells or otherwise transfers ownership of all or a portion of 40,200 shares of common stock of Acterna LLC, which shares are being held by the Company as collateral for payment of the Note.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors of the Company has selected PricewaterhouseCoopers LLP (“PwC”) to serve as the independent public accountants for the Company for the fiscal year ending December 31, 2005. PwC or its predecessor, Coopers & Lybrand, LLP, has served at the Company’s independent public accountants since the initial public offering of the Company’s stock in 1995. A representative of PwC will be present at the Annual Meeting, will be given the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

     The shareholders are asked to ratify the appointment of PwC as the independent public accountants for the Company for the fiscal year ending December 31, 2005.

     As of May 2003, the Audit Committee has required that all non-audit services to be performed by outside independent accounts be approved in advance by the Committee, and in October 2003, the Audit Committee Charter was amended to that effect.

Audit Fees

The aggregate estimated fees for professional services rendered by PwC for the audit of the Company’s annual financial statements for fiscal years ended December 31, 2004 and December 31, 2003, and the review of the Company’s interim financial statements for those fiscal years, were $610,462 and $190,850, respectively. The increase in audit fees for the year ended December 31, 2004 was a result of the additional work required to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 in its first year of implementation.

Audit-Related Fees

The aggregate estimated fees for assurance and related services rendered by PwC that are reasonably related to the audit or review of the Company’s financial statements and that are not disclosed under the caption “Audit Fees” above were $27,425 and $104,770 for the fiscal years ended December 31, 2004 and December 31, 2003, respectively. In 2004, the audit-related services consisted of the audit and related services for the Company’s 401(k) plan and other audit-related fees. In 2003, the audit-related services consisted of the audit and related services for the Company’s 401(k) plan and services relating to the Company’s acquisition of the cable status monitoring product line from Acterna, LLC on February 13, 2003 (the “Cable Acquisition”). The Audit Committee pre-approved 100% of these Audit-Related Fees in 2004 and 2003.

Tax Fees

The aggregate estimated fees for professional services rendered by PwC for tax compliance, tax advice and tax planning were $41,110 and $26,705 for the years ended December 31, 2004 and December 31, 2003, respectively. The Audit Committee pre-approved 100% of these Tax Fees in both 2004 and 2003.

All Other Fees

The aggregate estimated fees billed for services rendered by PwC for all other services provided to the Company for the years ended December 31, 2004 and December 31, 2003 were $0 and $69,903, respectively. The 2003 fees are principally attributable to services relating to the Company’s due diligence activities for a potential acquisition that was not consummated. The Audit Committee pre-approved 100% of these Other Fees.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum is present either in person or by proxy, is required for approval of this proposal. Unless otherwise instructed, the persons named in the accompanying proxy will vote, as permitted by the Amended and Restated By-Laws of the Company, FOR the ratification of the appointment of PwC as the Company’s independent public accountants for the fiscal year ending December 31, 2005.

In the event ratification by the holders of the appointment of PwC as the Company’s independent public accountants is not obtained, the Audit Committee of the Board will reconsider such appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee feels that such change would be in the Company’s and the shareholder’s best interests.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2005

OTHER BUSINESS

The Board of Directors does not know at this time of any other matter or further business that may come before the Annual Meeting, but, if any such matters should hereafter become known or determined and be properly brought before such meeting for action, the proxy holders will vote upon the same according to their discretion and best judgment.

SHAREHOLDER PROPOSALS

For shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be presented at the Company’s annual meeting of shareholders in 2006 and included in the Company’s proxy statement, such proposals must be submitted and received by the Secretary of the

Company at the Company’s principal offices, Tollgrade Communications, Inc., 493 Nixon Road, Cheswick, Pennsylvania 15024, on or before November 16, 2005.

     In addition, Section 3.17 of the Amended and Restated By-Laws of the Company requires that any shareholder intending to present a proposal for action at an annual meeting must give written notice of the proposal to the secretary of the Company, containing the information specified in Section 3.17, not later than the notice deadline determined under such Section 3.17. This notice deadline will generally be 60 days prior to the anniversary date of the Company’s proxy statement for the annual meeting for the previous year, or January 8, 2006 for the Company’s annual meeting of shareholders in 2006. Any shareholder proposal received by the Secretary of the Company after January 8, 2006 will be considered to be untimely under Rule 14a-4(c)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

SHAREHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2004, BY WRITING TO THE CORPORATE SECRETARY, TOLLGRADE COMMUNICATIONS, INC., 493 NIXON ROAD, CHESWICK, PA 15024.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE IN ORDER TO ENSURE THE REPRESENTATION OF YOUR SHARES. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By Order of the Board of Directors,

Sara M. Antol

General Counsel and Corporate Secretary

March 8, 2005

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS FOR A TERM EXPIRING IN 2008: 01 DANIEL P. BARRY, 02 DAVID S. EGAN AND 03 MARK B. PETERSON	FOR all nominees (except as indicated)		WITHHOLD AUTHORITY to vote for all nominees
INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the names of such nominee(s) in the space provided:		☐		☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of PricewaterhouseCoopers, LLP as the Company’s independent auditors for the fiscal year ended December 31, 2005.	☐	☐	☐

3.	In his or her discretion, the Proxy is authorized to vote upon such other business as may be properly brought before this meeting.

Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Check box if you plan to attend meeting.	☐

Signature(s)	Signature(s)	Date	, 2005

Please date and sign exactly as name appears hereon. When signing as Attorney, Executor, Administrator, Trustee, Guardian, Corporate Official, etc. full title as such should be shown. For joint accounts, each joint owner should sign.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.proxyvoting.com/tlgd

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone
1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date
your proxy card and
return it in the
enclosed postage-paid
envelope.

Please sign, date and return your proxy in the enclosed envelope.
If you vote by telephone or the Internet, please do not mail your proxy.

Thank you for voting.

TOLLGRADE COMMUNICATIONS, INC.

2005 Annual Meeting of Shareholders

The undersigned does hereby appoint Mark B. Peterson and Sara M. Antol, or any one of them, Proxies for the undersigned with full power of substitution to vote at the Annual Meeting of the Shareholders of Tollgrade Communications, Inc. (the “Company”) to be held May 5, 2005 and at any and all adjournments of said meeting, all the shares of Common Stock of the Company which the undersigned may be entitled to vote.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made this proxy will be voted FOR each proposal.

This proxy is solicited on behalf of the Board of Directors of the Company.

(over)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲